Exhibit 10.2

AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT AND

AMENDMENT NO. 1 TO FEE LETTER

THIS AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT AND AMENDMENT NO. 1 TO FEE LETTER, effective as of February 22, 2006 (this “Amendment”), is entered into by and among DEJ 98 Finance, LLC, a Delaware limited liability company (the “Seller”), Wolverine Finance, LLC, a Tennessee limited liability company, as initial servicer (the “Servicer”), Wolverine Tube, Inc., a Delaware corporation, as performance guarantor (the “Performance Guarantor” and, together with the Seller and the Servicer, the “Seller Parties”), Variable Funding Capital Company LLC, a Delaware limited liability company, as assignee of Blue Ridge Asset Funding Corporation (“VFCC”), and Wachovia Bank, National Association, individually (together with VFCC, the “Purchasers”), and as agent for the Purchasers (together with its successors and assigns in such capacity, the “Agent”).

PRELIMINARY STATEMENTS

The Seller Parties, the Purchasers and the Agent are parties to that certain Receivables Purchase Agreement dated as of April 28, 2005, as heretofore amended (the “Existing Agreement”). The parties wish to amend the Existing Agreement as hereinafter set forth.

The Seller, the Performance Guarantor, VFCC and the Agent are parties to that certain Fee Letter dated as of April 28, 2005, as heretofore amended (the “Existing Fee Letter”). The parties wish to amend the Existing Fee Letter as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Existing Agreement or, as applicable, the Existing Fee Letter.

2. Amendments.

2.1.       The Special Concentration Limit specified in the Existing Fee Letter is hereby increased from “7.50%” to “10.00%.”

2.2.         Section 1.4(c) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

(c)          Seller shall also ensure that the Receivable Interests shall at no time exceed in the aggregate 100%. If the aggregate of the Receivable Interests exceeds 100%, Seller shall pay to the Agent on or before the next succeeding Settlement Date or Weekly Adjustment Date (or, if such excess is discovered on a Settlement Date or Weekly Adjustment Date, on such Settlement Date or Weekly Adjustment Date, as the case may be) an amount to be applied to reduce the Aggregate Invested Amount (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Receivable Interests equals or is less than 100%.

2.3.        A new Section 2.2(c) is hereby added to the Existing Agreement which reads as follows:

(c)          On each Weekly Adjustment Date prior to the Facility Termination Date, the Agent shall distribute the Collections then held by it in the following order:

first, to the Agent’s Account, if required under Section 1.3 or 1.4, to the ratable reduction of Aggregate Invested Amount, and second, the balance, if any, to Seller or otherwise in accordance with Seller’s instructions.

If the Collections held by the Agent on such Weekly Adjustment Date are insufficient to make any payment under the preceding clause first, on the next Business Day (and on each Business Day thereafter until such insufficiency is eliminated), the Agent will continue to distribute Collections that come into its possession in accordance with the foregoing.

2.4.         Section 8.5 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

8.5.         Settlement and Weekly Reports. The Servicer shall prepare and forward to the Agent (i) on each Monthly Reporting Date, a Settlement Report and an electronic file of the data contained therein, (ii) upon two (2) Business Day’s notice by Agent, a listing by Obligor of all Receivables together with an aging of such Receivables in an electronic file format satisfactory to the Agent, and (iii) not later than 12:00 noon (Alabama time) on each Weekly Reporting Date, a Weekly Report as of midnight (Alabama time) on the immediately preceding Sunday, and an electronic file of the data contained therein; provided, however, that the Agent may request that the Servicer deliver a Settlement Report more frequently than monthly.

2.5.         Section 9.1(c) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

(c)          Any Seller Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when performance or observance is due; provided, however, that no Amortization Event shall exist if the Servicer is one Business Day late in delivering a Weekly Report not more than once in any calendar month (it being understood that such late delivery shall not delay the Weekly Adjustment Date for such week).

2.6.        A new Section 9.1(v) is hereby added to the Existing Agreement which reads as follows:

(v)	The ABL Credit Agreement is terminated.

2.7.        The definition of “Obligor Concentration Limit” in the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“Obligor Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

S&P Rating	Moody’s Rating	Allowable % of Eligible Receivables
A-1+	P-1	10%
A-1	P-1	8%
A-2	P-2	8%
A-3	P-3	6%
Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	5%

; provided, however, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (c) subject to satisfaction of the Rating Agency Condition and/or an increase in the percentage set forth in clause (a)(i) of the definition of “Required Reserve,” upon Seller’s request from time to time, the Agent may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by the Agent upon not less than five (5) Business Days’ written notice to the Seller Parties.

2.8.        The definition of “Required Reserve Factor Floor” in the Existing Agreement is hereby amended to delete “13.5%” where it appears and to substitute in lieu thereof “22.0%”.

2.9.        The Existing Agreement is hereby amended to add the following new definitions in Exhibit I thereto in their appropriate alphabetical order:

“Weekly Adjustment Date” means the Business Day after each Weekly Reporting Date.

“Weekly Report” means a report in the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5, as such form may be updated from time to time by the Agent.

“Weekly Reporting Date” means Wednesday of each week (or if any Wednesday is not a Business Day, the next succeeding Business Day).

2.10.      The Existing Agreement is hereby amended to add a new Exhibit X thereto in the form of Annex A to this Amendment.

3. Representations.

3.1. Each of the Seller Parties represents and warrants to the Purchasers and the Agent that it has duly authorized, executed and delivered this Amendment and that the Existing Agreement and Existing Fee Letter, as amended hereby, constitutes, a legal, valid and binding obligation of such Seller Party, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability).

3.2. Each of the Seller Parties further represents and warrants to the Purchasers and the Agent that, after giving effect to this Amendment, each of its representations and warranties set forth in Section 5.1 of the Existing Agreement is true and correct as of the date hereof and that no Amortization Event or Unmatured Amortization Event exists as of the date hereof and is continuing.

4. Condition Precedent. This Amendment shall become effective as of the date first above written upon receipt by the Agent of a counterpart hereof duly executed by each of the parties hereto.

5. Miscellaneous.

5.1. Except as expressly amended hereby, the Existing Agreement and the Existing Fee Letter shall remain unaltered and in full force and effect, and each of the parties hereby ratifies and confirms the Existing Agreement, the Existing Fee Letter and each of the other Transaction Documents to which it is a party. Without limiting the generality of the foregoing, the Performance Guarantor hereby specifically ratifies and confirms the Performance Undertaking and agrees that it remains unaltered and in full force and effect.

5.2. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

5.3. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of any executed counterpart by facsimile or electronic mail with an attached image of such executed counterpart shall have the same force and effect as delivery of an originally executed counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

DEJ 98 FINANCE, LLC

By:       /s/ James E. Deason

Name:	James E. Deason
Title:	Manager

WOLVERINE FINANCE, LLC

By:        /s/ Johann R. Manning, Jr.

Name:	Johann R. Manning, Jr.
Title:	Vice Manager & Secretary

WOLVERINE TUBE, INC.

By:        /s/ James E. Deason

Name:	James E. Deason
Title:	Sr. VP & Chief Financial Officer

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WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Elizabeth R. Wagner
Name:	Elizabeth R. Wagner
Title:	Managing Director

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VARIABLE FUNDING CAPITAL COMPANY LLC

BY: WACHOVIA CAPITAL MARKETS, LLC, ITS ATTORNEY-IN-FACT

By: __/s/	Douglas R. Wilson, Sr.____
Name:	Douglas R. Wilson, Sr.
Title:	Vice President

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ANNEX A

EXHIBIT X

INITIAL FORM OF WEEKLY REPORT

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In accordance with the Receivables Purchase Agreement dated April 28, 2005, as amended, the undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstanding Receivables as of midnight (Alabama time) on ____________, 200_, and that all representations and warranties in such Agreement are true and correct and hereby reaffirmed.

WOLVERINE FINANCE, LLC, AS SERVICER

Signed: ___________________________

Title: ___________________________

Date: _____________________________

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